EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.




                           Dated:  February 13, 2002





                               ARTISAN INVESTMENT CORPORATION
                                   for itself and as general partner of
                                   ARTISAN PARTNERS LIMITED PARTNERSHIP




                               By: /s/ Andrew A. Ziegler
                                   --------------------------------------------
                                       Andrew A. Ziegler
                                       President


                                ANDREW A. ZIEGLER

                                /s/ Andrew A. Ziegler
                                -----------------------------------------------


                                CARLENE MURPHY ZIEGLER

                                /s/ Carlene Murphy Ziegler
                                -----------------------------------------------



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